EXHIBIT 99.1

Press Release dated January 28, 2005 with respect to financial results

GREAT NORTHERN IRON ORE PROPERTIES
W-1290 First National Bank Building
332 Minnesota Street
Saint Paul, MN 55101-1361
(651) 224-2385
FAX (651) 224-2387

Date:   January 28, 2005

FOR IMMEDIATE RELEASE

The Trustees of Great Northern Iron Ore Properties (GNI) report the following financial information:

Fourth Quarter ended December 31:
	2004	2003
Revenues	$3,234,898	$2,630,141
Net Income	2,710,046	2,052,593
Basic & Diluted Earnings per Share	1.81	1.37

Year ended December 31:
	2004	2003
Revenues	$14,447,398	$12,183,404
Net Income	12,242,010	9,967,544
Basic & Diluted Earnings per Share	8.16	6.65

GNI, St. Paul, Minnesota, owns mineral and nonmineral lands on the Mesabi Iron Range of Minnesota. Income is mainly derived from royalties on iron ore minerals (principally taconite) mined from these properties which are under lease to major steel producers.

/s/   Joseph S. Micallef

President of the Trustees and Chief Executive Officer

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